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                                                                    Exhibit 99.1

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corporate Property Associates 15 Incorporated (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/       William Polk Carey               /s/      Gordon F. DuGan
          ----------------------                    --------------------------

          William Polk Carey                        Gordon F. DuGan
          Chairman                                  Vice Chairman
          (Co-Chief Executive Officer)              (Co-Chief Executive Officer)

          11/11/2002                                11/11/2002
          --------------                            --------------
          Date                                      Date